UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2025

Neogen Corporation

(Exact name of Registrant as Specified in Its Charter)

Michigan	0-17988	38-2367843
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 Lesher Place
Lansing, Michigan		48912
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (517) 372-9200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.16 par value per share	NEOG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2025, Neogen Corporation (the “Company”) announced that David Naemura, the Company’s Chief Financial Officer and Chief Operating Officer, communicated his intention to resign and pursue other opportunities to the Company on September 12, 2025. This decision is not due to any disagreement regarding the Company’s operations, financial statements, accounting policies or internal controls.

Mr. Naemura will continue to serve in his existing roles until his departure, which is expected to occur between the filing of the Company’s Form 10-Q in October and the end of the calendar year.

The Compensation and Talent Management Committee of the Board has determined that it is in the best interests of the Company and its shareholders for Mr. Naemura to assist with onboarding of a new Chief Financial Officer. The Company has entered into a transition agreement with Mr. Naemura that provides that, if he remains employed at the Company through December 31, 2025, in addition to his current base compensation, Mr. Naemura is eligible to receive 50% of his annual target cash bonus under the Company’s annual incentive compensation plan.

Item 8.01 Other Events.

On September 15, 2025, Neogen issued a press release announcing the resignation of the current Chief Financial Officer and Chief Operating Officer. A copy of this press release is furnished as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits

99.1 99.2	Naemura Transition Letter Agreement September 15, 2025, Press Release

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGEN CORPORATION

Date:	September 15, 2025	By:	/s/ Amy M. Rocklin
Name: Amy M. Rocklin Title: Chief Legal & Compliance Officer, Corporate Secretary